   As filed with the Securities and Exchange Commission on December 23, 1998

                                                      Registration No. 333-67617
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                      TO FORM S-4 REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                           ------------------------

                          DAVEL COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

                           ------------------------

          Delaware                                       59-3538257
(State or other jurisdiction of            (I.R.S. Employer  Identification No.)
 incorporation or organization)

          1429 Massaro Blvd.
              Tampa, FL                                    33619
(Address of Principal Executive Offices)                 (Zip Code)

            DAVEL COMMUNICATIONS, INC. DIRECTORS' STOCK OPTION PLAN
                 DAVEL COMMUNICATIONS, INC. STOCK OPTION PLAN
        DAVEL COMMUNICATIONS, INC. 1987 NON-QUALIFIED STOCK OPTION PLAN
     DAVEL COMMUNICATIONS, INC. 1987 NON-QUALIFIED STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS
             DAVEL COMMUNICATIONS, INC. 1993 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN
                DAVEL COMMUNICATIONS, INC. 1997 INCENTIVE PLAN
                           (Full Title of the plans)

            Robert D. Hill                                   Copy to:
 President and Chief Executive Officer                       --------
       Davel Communications, Inc.
          1429 Massaro Blvd.                         Theodore C. Rammelkamp, Jr.
           Tampa, FL 33619                                General Counsel
(Name and address of agent for service)              Davel Communications, Inc.
           (813) 623-3545                                1429 Massaro Blvd.
   (Telephone number, including area                      Tampa, FL 33619
      code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum      Proposed maximum       Amount of
 Title of securities to be         Amount to be     offering price per    aggregate offering    registration
        registered                  registered       share(1)                    price             fee(2)
------------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $0.01 per share               1,142,025 shares          $19.125             $21,841,228           $6,072
------------------------------------------------------------------------------------------------------------

/(1)/ Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices of the Registrant's predecessor's Common Stock as reported on the Nasdaq National Market on December 18, 1998.

/(2)/ This Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement of Davel Communications, Inc., formerly known as Davel Holdings, Inc. (the "Registrant"), relates to options exercisable for 1,574,227 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Registrant, which are issuable to holders of options to purchase either (a) common stock, no par value per share, of Davel Communications Group, Inc., the Registrant's predecessor (the "Davel Options"), or (b) common stock, par value $.01 per share, of Peoples Telephone Company, Inc. (the "Peoples Options"). The Davel Options were converted into options to purchase Common Stock upon the effective time of the merger of Davel with and into an indirect, wholly owned subsidiary of the Registrant on December 22, 1998 and the Peoples Options were converted into options to purchase Common Stock upon the effective time of the merger of Peoples with and into an indirect, wholly owned subsidiary of the Registrant on December 23, 1998. 432,202 shares of Common Stock issuable upon exercise of the Davel Options and the Peoples Options were originally registered on the Registrant's Registration Statement on Form S-4 to which this Amendment relates and a registration fee in respect of such shares was paid at the time of the filing of that S-4 Registration Statement. Accordingly, a registration fee is being paid herewith only with respect to the balance of 1,142,025 shares of Common Stock.

================================================================================

                            INTRODUCTORY STATEMENT


                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1. Plan Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to
Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about (i) the Davel Communications, Inc. Directors' Stock Option Plan; (ii) the Davel Communications, Inc. Stock Option Plan; (iii) the Davel Communications, Inc.1987 Non-Qualified Stock Option Plan; (iv) the Davel Communications, Inc. 1987 Non-Qualified Stock Option Plan for Non-Employee Directors; (v) the Davel Communications, Inc. 1993 Non-Employee Directors' Stock Option Plan; and (vi) the Davel Communications, Inc. 1997 Incentive Plan (collectively, the "Plans") are available without charge by contacting:


               Theodore C. Rammelkamp, Jr.
               General Counsel
               Davel Communications, Inc.
               1429 Massaro Boulevard
               Tampa, FL 33619
               (813) 623-3545

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.


     The following document, which has been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), is incorporated in this Registration Statement by reference:

          (a) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), as included under the caption "Description of New Davel Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-4, filed with the Commission on November 20, 1998 (Registration No. 333-67617), including exhibits, and as may subsequently amended from time to time, which description has been incorporated by reference in Item 1 of the Registrant's Amendment No. 1 to Registration Statement on Form 8-A/A, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on December 22, 1998.

     The following documents, which have been filed by Davel Communications Group, Inc., the Registrant's predecessor, with the Commission, are incorporated in this Registration Statement by reference:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997.

          (b) Annual Reports on Form 10-K/A for the year ended December 31, 1997 (filed on April 30, 1998, November 9, 1998 and November 18,
              1998).

          (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998.

          (d) Quarterly Reports on Form 10-Q/A for the quarters ended March 31 (filed on November 9, 1998), June 30 (filed on November 9, 1998 and November 18, 1998) and September 30, 1998 (filed on November 18, 1998).

          (e) Current Reports on Form 8-K filed on January 30, February 18, April 20, April 21, April 30, June 23 and July 22, 1998.

     The following documents, which have been filed by Peoples Telephone Company, Inc. with the Commission, are incorporated in this Registration Statement by reference:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997.

          (b) Annual Report on Form 10-K/A for the year ended December 31, 1997 (filed on November 9, 1998).

          (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998.

          (d) Quarterly Reports on Form 10-Q/A for the quarters ended March 31 (filed on November 9, 1998) and June 30, 1998 (filed on November 9, 1998).

          (e) Current Report on Form 8-K filed on July 15, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities. Not Applicable.

Item 5.   Interests of Named Experts and Counsel. Not Applicable.


Item 6.   Indemnification of Directors and Officers.

     The By-Laws of the Registrant provide that the Registrant shall indemnify and hold harmless, to the full extent authorized or permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     Section 145(c) of the Delaware General Corporation Law provides for "mandatory indemnification" to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding. Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in such section.

     The Registrant's By-Laws provide that with respect to proceedings seeking to enforce rights to indemnification, the Registrant shall indemnify a person in connection with a proceeding initiated by such person generally only if such proceeding was authorized by the Registrant's Board of Directors.

     Pursuant to the Delaware General Corporation Law, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the By-Laws.


Item 7.   Exemption from Registration Claimed.  Not applicable.


Item 8.   Exhibits.  An Exhibit Index is located at page 7.

     Number                             Description
     ------                             -----------
       3.1     Restated Certificate of Incorporation of the Registrant,
               incorporated by reference to Exhibit 3.1 of the Registrant's
               Registration Statement on Form S-4 filed on November 20, 1998
               (Registration File No. 333-67617)

       3.2     Restated Bylaws of the Registrant, incorporated by reference to
               Exhibit 3.2 of the Registrant's Registration Statement on Form
               S-4 filed on November 20, 1998 (Registration File No. 333-67617)

       23.1    Consent of Arthur Andersen LLP

       23.2    Consent of Kerber, Eck & Braekel LLP

       23.3    Consent of Ernst & Young LLP

       23.4    Consent of Ernst & Young LLP

       24.1    Powers of Attorney (included on page 6 of this Registration
               Statement)

Item 9.   Undertakings.

          (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration

     Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 22, 1998.


                                        DAVEL COMMUNICATIONS, INC.


                                        By  /s/  Michael E. Hayes
                                            ------------------------------
                                            Michael E. Hayes
                                            Senior Vice President and
                                            Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Theodore C. Rammelkamp, Jr. and Michael
E. Hayes, signing singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on December 22, 1998.


Signature                           Title
---------                           -----

/s/  David R. Hill                  Chairman and Director
------------------------------
David R. Hill


/s/  Robert D. Hill                 President, Chief Executive Officer and
------------------------------        Director (principal executive officer)
Robert D. Hill


/s/  Michael E. Hayes               Senior Vice President, Chief Financial
------------------------------        Officer and Director (principal
Michael E. Hayes                      financial and accounting officer)


/s/  F. Philip Handy                Director
------------------------------
F. Philip Handy


/s/  A. Jones Yorke                 Director
------------------------------
A. Jones Yorke


/s/  Thomas M. Vitale               Director
------------------------------
Thomas M. Vitale


                                    Director
------------------------------
Samuel Zell


                                 EXHIBIT INDEX


Exhibit
Number      Description
  3.1       Restated Certificate of Incorporation of the Registrant,
            incorporated by reference to Exhibit 3.1 of the Registrant's
            Registration Statement on Form S-4 filed on November 20, 1998
            (Registration File No. 333-67617)

  3.2 Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 filed on November 20, 1998 (Registration File No. 67617)

 23.1       Consent of Arthur Andersen LLP

 23.2       Consent of Kerber, Eck & Braekel LLP

 23.3       Consent of Ernst & Young LLP

 23.4       Consent of Ernst & Young LLP

 24.1       Powers of Attorney (included on page 6 of this Registration
            Statement)
